EXHIBIT 21

                      SUBSIDIARIES OF TECH-SYM CORPORATION

     Set forth below is certain information with respect to each of the Registrant's subsidiaries:

                                            STATE OR
                                              OTHER
                                          JURISDICTION
                                        OF INCORPORATION
             SUBSIDIARY                  OR ORGANIZATION
-------------------------------------   -----------------
Continental Electronics
Corporation..........................   Nevada
     Continental Electronics
       Corporation -- Chile S.A. ....   Chile
     TELEFUNKEN Sendertechnik GmbH...   Germany
CrossLink, Inc. .....................   Colorado
Enterprise Electronics Corporation...   Alabama
Metric Systems Corporation...........   Florida
Paratech Corporation.................   Delaware
T-S Holding Corporation..............   Texas
Tech-Sym Management Corporation......   Delaware
Tech-Sym International Foreign Sales
  Corporation........................   Barbados
TRAK Communications Inc. ............   Delaware
     Daden-Anthony Associates,
       Inc. .........................   Nevada
     Tecom Industries,
       Incorporated..................   California
     TRAK Ceramics Inc. .............   Delaware
     TRAK Microwave Corporation......   Delaware
     TRAK Microwave Limited..........   Scotland

     The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.